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                                                                  Exhibit 12(b)

I, Thomas L. Hansberger, President and Chief Executive Officer, and I, Thomas
A. Christensen, Jr., Chief Financial Officer, of Hansberger Institutional Series (the "Trust") each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By: /s/ Thomas L. Hansberger
    -----------------------------------
    Thomas L. Hansberger
    President and Chief Executive Officer

Date: August 30, 2006

By: /s/ Thomas A. Christensen, Jr.
    -----------------------------------
    Thomas A. Christensen, Jr.
    Chief Financial Officer

Date: August 30, 2006